SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): July 1, 2002

                              MEDINEX SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                    000-26337                 82-0514605
(State or Other Jurisdiction       (Commission File
    of Incorporation or          Identification Number)     (I.R.S. Employer)

            1200 Ironwood Drive, Ste 309
                 Coeur d'Alene, ID                                   83814
      (Address of Principal Executive Offices)                    (Zip Code)

        Registrants telephone number, including area code: (208) 415-0170

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

MedMarket, Inc., DiscountMedBooks, Inc., Net.Capitol, Inc., Raintree Communications Corporation, Public Disclosure, Inc., and U.S. Congress Handbooks, Inc.

     On June 28, 2002, Medinex Systems, Inc. ("Medinex"), sold all of the capital stock of MedMarket, Inc., DiscountMedBooks, Inc., and the Votenet Subsidiaries, which included Net.Capitol, Inc., Raintree Communications Corporation, Public Disclosure, Inc., and U.S. Congress Handbooks, Inc., all of which were wholly owned subsidiaries of the Company (the capital stock of the foregoing corporations being referred to herein as the "Purchased Shares"), to the Delta Group, Inc., an Idaho corporation ("Purchaser"), pursuant to a Stock Purchase Agreement dated June 28, 2002 (the "Stock Purchase Agreement"). MedMarket, Inc. and DiscountMedBooks,Inc. operates a business-to- business e-commerce community that provides products and services to physicians, hospitals, and medical professionals. Previously, Medinex and the Votenet Subsidiaries sold substantially all of the assets of the Votenet Subsidiaries to Votenet Solutions, Inc., a Delaware corporation, pursuant to an Asset Purchase Agreement dated February 9, 2001, which provided, among other things that certain liabilities be retained by the Votenet Subsidiaries. Pursuant to the Stock Purchase Agreement and as consideration for the purchase of the Purchased Shares, Purchaser agreed to manage the accounts payable and other liabilities of the Votenet Subsidiaries, including the repayment of such accounts payable and other liabilities as set forth and described more fully in the Stock Purchase Agreement.

     From January, 1998 through November 16, 2001, Gary S. Paquin, the President of Purchaser, was a director, officer and principal shareholder of Medinex. Gary
S. Paquin is also the brother of Anthony J. Paquin, who is the President and Chief Executive Officer of Medinex. There was no other material relationship between the Purchaser, and its affiliates, on the one hand, and Medinex, and its affiliates, on the other hand. As of April 2, 2002 Gary S. Paquin owned 832,760 shares of Medinex Systems common stock.

     The amount of consideration represented by the obligations undertaken by Purchaser with respect to the liabilities of the Votenet Subsidiaries was the result of arm's-length negotiation between Purchaser and Medinex, based on each party's evaluation of the fair market value of the stock of MedMarket, Inc. and DiscountMedBooks,Inc.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) (b) Pursuant to Item 310 of Regulation S-B(c) and (d), there are no required financial statements or pro-forma financial information to be filed as an amendment to this report.

     (c) Exhibits.

     2.1 Stock Purchase Agreement, dated as of June 28, 2002, by and between Delta Group, Inc. and Medinex Systems, Inc., formerly known as Netivation.com, Inc. All exhibits and schedules pertaining thereto are available upon request from Medinex.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated as of July 1, 2002.

MEDINEX SYSTEMS, INC.


By /s/ Anthony J. Paquin
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Anthony J. Paquin
President and Chief Executive Officer